Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2014 Third Quarter Results and
Announces Sale of Legal eDiscovery Business to DTI

Third Quarter Revenue and Gross Margin from Continuing Operations
Grew 7% and 10% Respectively vs Prior Year

NEW YORK, NY - November 10, 2014 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the third quarter ended September 30, 2014 and the sale of its Legal eDiscovery business to DTI, the largest privately-held legal process outsourcing company in the U.S.

DTI paid $23 million in cash for the assets of Hudson’s Legal eDiscovery business, subject to a customary post-closing net working capital adjustment.

2014 Third Quarter Summary

With the sale of its Legal eDiscovery business, and the previously reported cessation of direct operations in Sweden, the results of both businesses are treated as discontinued operations in the third quarter 2014 financial statements for all periods presented. Other than net income, the financial information discussed herein refers to continuing operations only.

•	Revenue from continuing operations of $149.3 million, up 7.2 percent from the third quarter of 2013, or 4.3 percent in constant currency.

•	Gross margin from continuing operations of $55.7 million, an increase of 10.3 percent from the third quarter of 2013, or 8.3 percent in constant currency.

•
Adjusted EBITDA* loss from continuing operations of $2.9 million, an improvement of 30.9 percent or 31.1 percent in constant currency, as compared with a loss of $4.1 million in the same period last year.

•	Restructuring charges from continuing operations of $0.8 million in the third quarter of 2014, as compared with $0.6 million in the third quarter of 2013.

•	Net loss** of $7.0 million, or $0.21 per basic and diluted share, as compared with net loss of $5.0 million, or $0.15 per basic and diluted share in the same period last year.

* Adjusted EBITDA is defined in the segment tables at the end of this release.
** Net income/loss includes continuing and discontinued operations.

Year-over-year gross margin growth in the Americas and Asia Pacific was 19 percent and 15 percent, respectively. Third quarter gross margin was nearly flat in Europe, up 1 percent on a year-over-year basis, as some countries were affected by deteriorating economic conditions. In terms of business lines, RPO and talent management led the way with gross margin growth of 27 percent and 28 percent respectively, all in constant currency.

“Having successfully sold our Legal eDiscovery business, we are narrowing our focus and enhancing our ability to deliver improved results from our core business lines,” said Manolo Marquez, chairman and chief executive officer at Hudson. “We expect to continue to invest selectively to accelerate growth in our core businesses, while driving additional efficiencies in our operations to deliver sustained profitability.”

Stephen Nolan, chief financial officer at Hudson said, “Our investments in people and processes during the last year are having a greater impact on the organization.  We will maintain our focus on disciplined execution in our core businesses as we push for continued improvements in productivity and business results in the coming quarters.”

Strategic Actions

The divestiture of the Legal eDiscovery business is an important component of the company’s previously announced strategic efforts to focus on its core business lines and growth opportunities. In the short-term, the company will have certain support costs remaining in its existing Americas business, as it transitions to a more efficient support structure. The company estimates these costs totaled approximately $1 million in the third quarter of 2014.

During the third quarter, the company also implemented some of the changes associated with its engagement of AlixPartners, LLP to assist management in identifying opportunities to better align the organization model to a more focused business after the divestiture of Legal eDiscovery and support profitable growth in core areas. Among the changes implemented in the third quarter were the streamlining of the front office administrative support in the Asia Pacific region and parts of Europe. The restructuring charges associated with the third quarter changes were $0.8 million. The Hudson Board of Directors had previously approved restructuring charges of up to $7 million to be taken by the end of the first half of 2015. The company expects an ongoing annualized return of 1.5 to 2x the charge.

Regional Highlights

Americas

Americas' gross margin increased 19 percent in the third quarter as compared with the same period in 2013. After becoming the company's largest practice in the Americas on a gross margin basis in the first quarter of 2014, RPO continued to deliver strong results with 38 percent gross margin growth in the third quarter. The remaining business grew by 3 percent. The quarterly growth in gross margin helped deliver adjusted EBITDA of $0.7 million for the third quarter, or 5.7 percent of revenue, compared with adjusted EBITDA of $0.1 million, or 1.0 percent of revenue for the same quarter a year ago.

Asia Pacific

Asia Pacific’s gross margin increased 15 percent in constant currency in the third quarter as compared with the same period in 2013. This was the third consecutive quarter of year-over-year gross margin growth. Results were fueled by growth in Australia and China with gross margin increasing 22 percent and 27 percent, respectively, against the prior year. Talent management delivered 30 percent growth in Asia Pacific, led by large assessment and career transition projects in Australia. This gross margin growth resulted in adjusted EBITDA of $0.6 million, or 0.9 percent of revenue, as compared to a loss of $0.5 million in the third quarter of 2013.

Europe

Europe's gross margin showed minimal growth in the third quarter, increasing by 1 percent in constant currency compared with the third quarter of 2013. Gross margin increases in Belgium and Spain were partially offset by a mixed performance in other markets in Europe. The UK delivered growth in permanent recruitment against softness in RPO. Strength in talent management, particularly in Belgium, more than compensated for the softness in permanent recruitment, with gross margin increasing by 27 percent in Europe against prior year. Europe delivered an adjusted EBITDA loss of $0.3 million, as compared with adjusted EBITDA of $0.4 million, or 0.5 percent of revenue, for the quarter a year ago.

Liquidity and Capital Resources

The company ended the third quarter of 2014 with $46.8 million in liquidity, composed of $18.8 million in cash and $28.0 million in availability under its credit facilities. This compares with $17.9 million in cash and $34.1 million in availability under its credit facilities at the end of the second quarter of 2014, and $33.2 million in cash and $38.8 million in availability under its credit facilities at the end of the third quarter of 2013. The company used $2.4 million in cash flow from operations during the third quarter, and had $8.2 million in outstanding borrowings at the end of the third quarter.

Business Outlook

Given current economic conditions, and in particular the significant weakening of the EuroZone economy, the company expects fourth quarter 2014 revenue of between $135 million and $145 million and adjusted EBITDA of between negative $1 million and negative $3 million at prevailing exchange rates. In the fourth quarter of 2013, revenue was $140.0 million and adjusted EBITDA was a loss of $2.0 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in nearly 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the negative cash flows and operating losses that the company has experienced in recent periods and may experience from time to time in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to activist stockholders; and risks related to limited availability under the company’s credit facilities. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$149,278	$139,287	$444,515	$422,573
Direct costs	93,591	88,796	274,927	265,982
Gross margin	55,687	50,491	169,588	156,591
Operating expenses:
Selling, general and administrative expenses	58,539	54,614	174,672	169,039
Depreciation and amortization	1,467	1,408	4,242	4,461
Business reorganization expenses	794	594	2,026	3,803
Total operating expenses	60,800	56,616	180,940	177,303
Operating income (loss)	(5,113)	(6,125)	(11,352)	(20,712)
Non-operating income (expense):
Interest income (expense), net	(192)	(146)	(533)	(422)
Other income (expense), net	176	294	(325)	475
Income (loss) from continuing operations before provision for income taxes	(5,129)	(5,977)	(12,210)	(20,659)
Provision for (benefit from) income taxes	(558)	(392)	37	(775)
Income (loss) from continuing operations	(4,571)	(5,585)	(12,247)	(19,884)
Income (loss) from discontinued operations, net of income taxes	(2,448)	538	(3,690)	785
Net income (loss)	$(7,019)	$(5,047)	$(15,937)	$(19,099)
Earnings (loss) per share:
Basic and diluted
Income (loss) from continuing operations	$(0.14)	$(0.17)	$(0.38)	$(0.61)
Income (loss) from discontinued operations	(0.07)	0.02	(0.11)	0.02
Net income (loss)	$(0.21)	$(0.15)	$(0.49)	$(0.59)
Weighted-average shares outstanding:
Basic	32,910	32,600	32,769	32,468
Diluted	32,910	32,600	32,769	32,468

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,753	$37,378
Accounts receivable, less allowance for doubtful accounts of $1,065 and $1,041, respectively	83,116	76,467
Prepaid and other	8,753	7,960
Current assets of discontinued operations	13,310	12,518
Total current assets	123,932	134,323
Property and equipment, net	12,031	11,989
Deferred tax assets, non-current	6,134	7,124
Other assets	4,927	5,393
Total assets	$147,024	$158,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,888	$8,899
Accrued expenses and other current liabilities	52,347	51,917
Short-term borrowings	8,217	476
Accrued business reorganization expenses	2,430	3,275
Current liabilities of discontinued operations	5,762	5,251
Total current liabilities	74,644	69,818
Deferred rent and tenant improvement contributions	6,328	5,333
Income tax payable, non-current	2,468	3,872
Other non-current liabilities	5,297	5,421
Total liabilities	88,737	84,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,240 and 33,543 shares, respectively	34	34
Additional paid-in capital	476,271	475,461
Accumulated deficit	(433,359)	(417,422)
Accumulated other comprehensive income	15,797	17,173
Treasury stock, 127 and 211 shares, respectively, at cost	(456)	(861)
Total stockholders’ equity	58,287	74,385
Total liabilities and stockholders' equity	$147,024	$158,829

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,036	$66,990	$69,252	$—	$149,278
Gross margin, from external customers	$5,570	$24,654	$25,463	$—	$55,687
Adjusted EBITDA (loss) (1)	$738	$616	$(288)	$(3,917)	$(2,851)
Business reorganization expenses (recovery)	—	140	421	233	794
Non-operating expense (income), including corporate administration charges	705	226	1,583	(2,689)	(175)
EBITDA (loss) (1)	$33	$250	$(2,292)	$(1,461)	$(3,470)
Depreciation and amortization expenses					1,467
Interest expense (income), net					192
Provision for (benefit from) income taxes					(558)
Net income (loss) from continuing operations					$(4,571)

For The Three Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$12,760	$58,274	$68,253	$—	$139,287
Gross margin, from external customers	$4,682	$21,348	$24,461	$—	$50,491
Adjusted EBITDA (loss) (1)	$126	$(460)	$368	$(4,157)	$(4,123)
Business reorganization expenses (recovery)	74	—	152	368	594
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	432	(335)	913	(1,304)	(294)
EBITDA (loss) (1)	$(380)	$(125)	$(697)	$(3,221)	$(4,423)
Depreciation and amortization expenses					1,408
Interest expense (income), net					146
Provision for (benefit from) income taxes					(392)
Net income (loss) from continuing operations					$(5,585)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,158	$65,101	$72,811	$—	$151,070
Gross margin, from external customers	$5,393	$24,519	$29,959	$—	$59,871
Adjusted EBITDA (loss) (1)	$843	$996	$2,678	$(4,860)	$(343)
Business reorganization expenses (recovery)	3	1,115	—	—	1,118
Non-operating expense (income), including corporate administration charges	741	462	1,566	(2,463)	306
EBITDA (loss) (1)	$99	$(581)	$1,112	$(2,397)	$(1,767)
Depreciation and amortization expenses					1,404
Interest expense (income), net					202
Provision for (benefit from) income taxes					193
Net income (loss) from continuing operations					$(3,566)

For The Three Months Ended December 31, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$12,348	$55,404	$72,247	$—	$139,999
Gross margin, from external customers	$4,894	$20,045	$27,899	$—	$52,838
Adjusted EBITDA (loss) (1)	$1,235	$(1,272)	$953	$(2,924)	$(2,008)
Business reorganization expenses (recovery)	88	887	635	29	1,639
Non-operating expense (income), including corporate administration charges	714	299	2,550	(2,514)	1,049
EBITDA (loss) (1)	$433	$(2,458)	$(2,232)	$(439)	$(4,696)
Depreciation and amortization expenses					1,461
Interest expense (income), net					132
Provision for (benefit from) income taxes					4,039
Net income (loss) from continuing operations					$(10,328)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$38,437	$188,522	$217,556	$—	$444,515
Gross margin, from external customers	$15,464	$70,083	$84,041	$—	$169,588
Adjusted EBITDA (loss) (1)	$1,585	$1,724	$4,274	$(12,667)	$(5,084)
Business reorganization expenses (recovery)	93	1,255	444	234	2,026
Non-operating expense (income), including corporate administration charges	1,818	1,104	4,321	(6,918)	325
EBITDA (loss) (1)	$(326)	$(635)	$(491)	$(5,983)	$(7,435)
Depreciation and amortization expenses					4,242
Interest expense (income), net					533
Provision for (benefit from) income taxes					37
Net income (loss) from continuing operations					$(12,247)

For The Nine Months Ended September 30, 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,509	$177,344	$205,720	$—	$422,573
Gross margin, from external customers	$13,798	$67,117	$75,676	$—	$156,591
Adjusted EBITDA (loss) (1)	$1,080	$(175)	$(319)	$(13,027)	$(12,441)
Business reorganization expenses (recovery)	360	102	2,579	762	3,803
Office integration expense and (gains) on disposal of business	6	—	—	—	6
Non-operating expense (income), including corporate administration charges	1,862	495	4,065	(6,896)	(474)
EBITDA (loss) (1)	$(1,148)	$(772)	$(6,963)	$(6,893)	$(15,776)
Depreciation and amortization expenses					4,461
Interest expense (income), net					422
Provision for (benefit from) income taxes					(775)
Net income (loss) from continuing operations					$(19,884)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2014	2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$13,036	$12,760	$(15)	$12,745
Hudson Asia Pacific	66,990	58,274	682	58,956
Hudson Europe	69,252	68,253	3,159	71,412
Total	$149,278	$139,287	$3,826	$143,113
Gross margin:
Hudson Americas	$5,570	$4,682	$(15)	$4,667
Hudson Asia Pacific	24,654	21,348	170	21,518
Hudson Europe	25,463	24,461	752	25,213
Total	$55,687	$50,491	$907	$51,398
SG&A (1):
Hudson Americas	$4,835	$4,556	$(7)	$4,549
Hudson Asia Pacific	23,981	21,781	257	22,038
Hudson Europe	25,806	24,119	676	24,795
Corporate	3,917	4,158	—	4,158
Total	$58,539	$54,614	$926	$55,540
Business reorganization expenses:
Hudson Americas	$—	$74	$—	$74
Hudson Asia Pacific	140	—	—	—
Hudson Europe	421	152	3	155
Corporate	233	368	—	368
Total	$794	$594	$3	$597
Operating income (loss):
Hudson Americas	$601	$(71)	$(7)	$(78)
Hudson Asia Pacific	(442)	(1,217)	(97)	(1,314)
Hudson Europe	(1,010)	(150)	58	(92)
Corporate	(4,262)	(4,687)	—	(4,687)
Total	$(5,113)	$(6,125)	$(46)	$(6,171)
EBITDA (loss):
Hudson Americas	$33	$(380)	$(7)	$(387)
Hudson Asia Pacific	250	(125)	(83)	(208)
Hudson Europe	(2,292)	(697)	69	(628)
Corporate	(1,461)	(3,221)	—	(3,221)
Total	$(3,470)	$(4,423)	$(21)	$(4,444)

(1) SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (Continued)
(in thousands) (unaudited)

	Nine Months Ended September 30,
	2014	2013
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$38,437	$39,509	$(50)	$39,459
Hudson Asia Pacific	188,522	177,344	(6,622)	170,722
Hudson Europe	217,556	205,720	12,385	218,105
Total	$444,515	$422,573	$5,713	$428,286
Gross margin:
Hudson Americas	$15,464	$13,798	$(47)	$13,751
Hudson Asia Pacific	70,083	67,117	(2,223)	64,894
Hudson Europe	84,041	75,676	3,789	79,465
Total	$169,588	$156,591	$1,519	$158,110
SG&A (1):
Hudson Americas	$13,914	$12,721	$(42)	$12,679
Hudson Asia Pacific	68,236	67,221	(2,319)	64,902
Hudson Europe	79,857	76,080	3,597	79,677
Corporate	12,665	13,017	—	13,017
Total	$174,672	$169,039	$1,236	$170,275
Business reorganization expenses:
Hudson Americas	$93	$360	$—	$360
Hudson Asia Pacific	1,255	102	(8)	94
Hudson Europe	444	2,579	144	2,723
Corporate	234	762	—	762
Total	$2,026	$3,803	$136	$3,939
Operating income (loss):
Hudson Americas	$1,131	$340	$(5)	$335
Hudson Asia Pacific	(1,997)	(2,690)	215	(2,475)
Hudson Europe	2,824	(4,086)	(20)	(4,106)
Corporate	(13,310)	(14,276)	—	(14,276)
Total	$(11,352)	$(20,712)	$190	$(20,522)
EBITDA (loss):
Hudson Americas	$(326)	$(1,148)	$5	$(1,143)
Hudson Asia Pacific	(635)	(772)	103	(669)
Hudson Europe	(491)	(6,963)	(214)	(7,177)
Corporate	(5,983)	(6,893)	—	(6,893)
Total	$(7,435)	$(15,776)	$(106)	$(15,882)

(1) SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
DISCONTINUED OPERATIONS RECONCILIATION
(in thousands) (unaudited)

On July 29, 2014, the company's management and Board of Directors approved a plan for the divestiture of the company's Legal eDiscovery business within the Hudson Americas and Hudson Europe segments. Subsequently, the company has entered into an asset purchase agreement to divest the Legal eDiscovery business on November 7, 2014. Based on the terms of the asset purchase agreement, the company will not have any significant continuing involvement in the operations of the Legal eDiscovery business after the disposal transaction. In addition, other than providing short term transition services, the company expects that continuing cash flows will be eliminated within one year.

In addition, the company ceased its direct operations in Sweden within the Hudson Europe segment during the third quarter of 2014.

Reported results for the discontinued operations by period were as follows:

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Revenue	$13,812	$214	$14,026	$23,707	$593	$24,300
Gross Margin	$2,007	$55	$2,062	$4,925	$381	$5,306
EBITDA (loss)	$(1,915)	$(721)	$(2,636)	$1,372	$(266)	$1,106
Other non-operating income (expense)	—	(8)	(8)	—	—	—
Depreciation and amortization expense	42	—	42	120	—	120
Operating income (loss)	$(1,957)	$(713)	$(2,670)	$1,252	$(266)	$986

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Revenue	$46,513	$1,502	$48,015	$76,107	$1,944	$78,051
Gross Margin	$7,647	$855	$8,502	$14,949	$1,438	$16,387
EBITDA (loss)	$(2,182)	$(1,116)	$(3,298)	$2,743	$(767)	$1,976
Other non-operating income (expense)	—	(28)	(28)	—	(3)	(3)
Depreciation and amortization expense	270	—	270	370	2	372
Operating income (loss)	$(2,452)	$(1,088)	$(3,540)	$2,373	$(766)	$1,607

HUDSON GLOBAL, INC.
DISCONTINUED OPERATIONS RECONCILIATION (continued)
(in thousands) (unaudited)

	Three Months Ended June 30, 2014			Three Months Ended March 31, 2014
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Revenue	$15,691	$604	$16,295	$17,010	$684	$17,694
Gross Margin	$2,598	$343	$2,941	$3,041	$457	$3,498
EBITDA (loss)	$(258)	$(215)	$(473)	$(10)	$(180)	$(190)
Other non-operating income (expense)	—	(16)	(16)	—	(4)	(4)
Depreciation and amortization expense	110	—	110	118	—	118
Operating income (loss)	$(368)	$(199)	$(567)	$(128)	$(176)	$(304)

	Three Months Ended December 31, 2013			Three Months Ended September 30, 2013
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Revenue	$18,632	$873	$19,505	$23,707	$593	$24,300
Gross Margin	$3,311	$747	$4,058	$4,925	$381	$5,306
EBITDA (loss)	$(558)	$(544)	$(1,102)	$1,372	$(266)	$1,106
Other non-operating income (expense)	(6)	1	(5)	—	—	—
Depreciation and amortization expense	111	—	111	120	—	120
Operating income (loss)	$(663)	$(545)	$(1,208)	$1,252	$(266)	$986

	Three Months Ended June 30, 2013			Three Months Ended March 31, 2013
	eDiscovery	Sweden	Total	eDiscovery	Sweden	Total
Revenue	$25,305	$671	$25,976	$27,094	$679	$27,773
Gross Margin	$4,874	$523	$5,397	$5,149	$533	$5,682
EBITDA (loss)	$855	$(212)	$643	$516	$(291)	$225
Other non-operating income (expense)	2	—	2	—	(2)	(2)
Depreciation and amortization expense	120	—	120	130	2	132
Operating income (loss)	$733	$(212)	$521	$386	$(291)	$95